Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Inc. Announces Second Quarter 2024 Results

LONDON, U.K. August 09, 2024— Soho House & Co Inc. (NYSE: SHCO) (“SHCO,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•
Total Members in the second quarter 2024 grew to 264,540 from 261,571 in first quarter 2024 and by 6.6% year-over-year
o
Soho House Members grew to 204,028 from 198,021 in first quarter 2024, and 16% year-over-year
o
SHCO Membership waitlist now sits at approximately 111,000, an all-time high
•
Total revenues of $305.1 million, 5.6% year-over-year growth
•
Membership revenues grew to $103.6 million, a 16.1% increase year-over-year, accounting for 33.9% of Total revenues
•
In-House revenues of $128.4 million, up $2.9 million year-over-year
o
Revenue Per Available Room (“RevPAR”) was flat year-over-year on a like-for-like basis
•
Net loss attributable to Soho House & Co Inc. was $33.9 million or $0.17 per share, predominantly impacted year-over-year by $27m higher non-cash FX losses
•
Adjusted EBITDA was $33.3 million, up $1.6 million from second quarter 2023
•
Opened Soho House Sao Paulo and Scorpios Bodrum in the quarter

"Our second quarter results reflect the strong appeal of Soho House globally, with Soho House membership growing 16% year-on-year and our waitlist increasing to approximately 111,000. We opened Soho House Sao Paulo with great feedback from members, and have continued to see significant demand for other recent openings including Mexico City and Portland. These positive membership trends have led us to raise our outlook for membership for the full year,” said Andrew Carnie, CEO of Soho House & Co.

“Total revenues grew 6% in the second quarter, with underlying In-House trends improving versus the first quarter. Our strategic focus on operational efficiencies and delivering the best member experience also drove strong Adjusted EBITDA growth.”

“I’d like to thank our teams for their passion and hard work, and members around the world for their continued loyalty.”

Summary of Financial Results for the Quarter Ended June 30, 2024

	For the 13 Weeks Ended
(in thousands, except shares and per share amount unless otherwise noted)	June 30, 2024	July 2, 2023
	(Unaudited)
Total revenues	$305,146	$288,923
Membership revenues	103,584	89,193
In-House revenues	128,352	125,480
Other revenues	73,210	74,250
Operating income (loss)	(11,368)	19,594
House-Level Contribution(1)	59,572	53,242
House-Level Contribution margin (%)(1)	27%	26%
Other Contribution(1)	14,290	17,102
Other contribution margin (%)(1)	17%	21%
Net income (loss) attributable to SHCO	(33,869)	(2,644)
Adjusted EBITDA(1)	33,349	31,756
Adjusted EBITDA margin (%)(1)	11%	11%
Weighted average Class A and Class B Shares outstanding (basic)	196,258,003	195,662,198
Basic and diluted income (loss) per share	$(0.17)	$(0.01)

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

The following selected items listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended
(in thousands)	June 30, 2024	July 2, 2023
	(Unaudited)
Pre-opening expenses	5,652	$4,206
Non-cash rent	4,118	2,105
Deferred registration fees, net	(465)	(465)

We delivered the following highlights against our strategic priorities in the second quarter

1. Grow and Enhance Membership

•
Membership continues to reach new highs benefiting from a record waitlist and continued high retention rates
•
Soho House members grew to 204,028 from 198,021 in first quarter 2024, and 16% YoY
•
Focused rollout of initiatives continue to improve member experience and service in our Houses, as illustrated by higher member satisfaction scores
•
Opened Soho House Sao Paulo and Scorpios Bodrum in June and announced four upcoming Houses across Europe and Asia

2. Operational Excellence to Drive Profitability

•
We achieved second quarter 2024 Adjusted EBITDA of $33.3 million, with Adjusted EBITDA margins of 11%
•
Like-for-like Food & Beverage margins at our Houses improved compared to the second quarter 2023, despite cost inflation
•
Further streamlined corporate support functions

Membership Summary for the Quarter Ended June 30, 2024

	As of
	June 30, 2024	July 2, 2023
	(Unaudited)
Total Members	264,540	248,071
Soho House	204,028	176,305
Frozen Members	10,203	3,411
Soho Friends	54,192	65,718
Soho Works	6,320	6,048
SH APP Active Users	209,732	182,502

	As of
	June 30, 2024	July 2, 2023
	(Unaudited)
Number of Soho Houses	44	41
The Americas	17	14
United Kingdom	13	13
Europe/RoW	14	14
Number of Soho House Members	204,028	176,305
The Americas	76,826	64,163
United Kingdom	72,543	65,591
Europe/RoW	43,538	38,116
All Other	11,121	8,435
Number of Other Members	60,512	71,766
The Americas	16,338	19,707
United Kingdom	36,232	43,029
Europe/RoW	7,942	9,030
Number of Total Members	264,540	248,071
Number of Active App Users	209,732	182,502

Memberships

•
Total Members grew to 264,540 from 261,571 in first quarter 2024 and by 6.6% year-over-year
•
Total Soho House Members grew to 204,028 from 198,021 in first quarter 2024, driven by continued high retention rates, alongside membership intakes in both new and existing Houses
•
Frozen Members was 10,203 at the end of second quarter 2024
•
Other Memberships including Soho Friends and Soho Works was 60,512 members, a decrease of 3,038 from the end of the first quarter 2024

Financing

•
SHCO ended second quarter 2024 with Cash and cash equivalents and Restricted cash of $154 million
•
The Company repurchased 891,045 shares for $5 million during the second quarter 2024

Updated Fiscal 2024 Guidance

The following forward-looking statements reflect our current expectations as of today, August 09, 2024:

	Old Fiscal 2024 Guidance	New Fiscal 2024 Guidance
Total Soho House Members	>210,000	>212,000
Membership revenues	$405m – $415m	$410m – $420m
Total revenues*	$1,200m – $1,250m	$1,200m – $1,250m
Adjusted EBITDA**	$157m – $165m	$157m – $165m

*Assumes no material year-over-year FX impact, reflecting bank estimates

**Without adding back pre-opening costs, non-cash rent and deferred registration fees of ~$25-30m combined for fiscal 2024 as a whole

Conference Call and Webcast:

A conference call and live webcast will be hosted to discuss these results on Friday, August 09, 2024 at 9am EST / 2pm BST.

A live broadcast and accompanying presentation will be available at www.sohohouseco.com.

To listen to the live conference call via telephone, please dial:

USA
New York (646) 307 1951

USA & Canada Toll-Free (888) 500 3691

UK
London +44 (0)20 8610 3526
UK Toll-Free +44 (0)800 524 4258

Conference ID 14378

A replay of the webcast will be available on our website following the call for up to 90 days.

Contacts:

Investor Relations: ir@sohohouseco.com

Press: press@sohohouseco.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See below for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.sohohouseco.com, free of charge, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA, Share-based compensation expense, impairment of intangible assets, and other applicable items. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses or other applicable items. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses, pre-opening expenses, foreign exchange gain/loss, Share-based compensation expense and other applicable items. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net income (loss) to Adjusted EBITDA for the 13 weeks ending June 30, 2024 and July 2, 2023 is set forth below:

	For the 13 Weeks Ended		Percent Change
	June 30, 2024	July 2, 2023	Actuals	Constant Currency(1)
	Actuals
	(Unaudited, dollar amounts in thousands, except share and per share amounts or unless otherwise noted)
Net income (loss)	$(34,175)	$(2,287)	n/m	n/m
Depreciation and amortization	25,381	25,249	1%	n/m
Interest expense, net	19,989	22,027	(9)%	(10)%
Income tax benefit	4,441	1,349	n/m	n/m
EBITDA	15,636	46,338	(66)%	(66)%
(Gain) Loss on sale of property and other, net	(109)	92	n/m	n/m
Share of income of equity method investments	(1,514)	(1,587)	5%	5%
Foreign exchange (gain) loss, net⁽²⁾	5,173	(21,584)	n/m	n/m
Share of equity method investments adjusted EBITDA	2,811	2,840	(1)%	(2)%
Share-based compensation expense	3,598	5,657	(36)%	(37)%
Expenses related to the evaluation of certain strategic transactions(3)	930	—	n/m	n/m
Operational reorganization and severance expense(4)	2,114	—	n/m	n/m
Impairment relating to intangible assets(5)	4,710	—	n/m	n/m
Adjusted EBITDA	$33,349	$31,756	5%	4%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by foreign exchange volatility impacting our non-USD debt and working capital.
3.
Relating to third party advisory expenses incurred by the Company's independent special committee in request of the evaluation of certain strategic transactions.
4.
Expenses incurred with respect to a strategic reorganization program of the Company's operations and support teams.
5.
The Company recognized impairment losses on intangible assets related to the termination of two hotel management contracts.

A reconciliation of Operating income (loss) to House-Level Contribution & Other Contribution for the 13 weeks ending June 30, 2024 and July 2, 2023 is set forth below:

	For the 13 Weeks Ended
	June 30, 2024	July 2, 2023	Change %	July 2, 2023 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(11,368)	$19,594	n/m	$18,935	n/m
General and administrative	38,726	37,243	4%	$37,509	3%
Pre-opening expenses	5,652	4,206	34%	$4,236	33%
Depreciation and amortization	25,381	25,249	1%	$25,430	n/m
Share-based compensation	3,598	5,657	(36)%	$5,697	(37)%
Foreign exchange (gain) loss, net	5,173	(21,584)	n/m	$(21,738)	n/m
Other, net	6,700	(21)	n/m	$(21)	n/m
Non-House membership revenues	(9,480)	(9,078)	(4)%	$(9,143)	(4)%
Other revenues	(73,210)	(74,250)	1%	$(74,645)	2%
Other operating expenses	68,400	66,226	3%	66,700	3%
House-Level Contribution	$59,572	$53,242	12%	$52,960	12%
Operating profit (loss) margin	(4)%	7%		7%
House-Level contribution margin	27%	26%		26%

	For the 13 Weeks Ended
	June 30, 2024	July 2, 2023	Change %	July 2, 2023 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(11,368)	$19,594	n/m	$18,935	n/m
General and administrative	38,726	37,243	4%	37,509	3%
Pre-opening expenses	5,652	4,206	34%	4,236	33%
Depreciation and amortization	25,381	25,249	1%	25,430	n/m
Share-based compensation	3,598	5,657	(36)%	5,697	(37)%
Foreign exchange loss, net	5,173	(21,584)	n/m	(21,738)	n/m
Other, net	6,700	(21)	n/m	(21)	n/m
House membership revenues	(94,104)	(80,115)	(17)%	(80,386)	(17)%
In-House revenues	(128,352)	(125,480)	(2)%	(126,016)	(2)%
In-House operating expenses	162,884	152,353	7%	153,442	6%
Total Other Contribution	$14,290	$17,102	(16)%	$17,088	(16)%
Operating profit (loss) margin	(4)%	7%		7%
Other Contribution Margin	17%	21%		21%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.

Condensed unaudited Consolidated Statements of Operations for the 13 weeks ended June 30, 2024 and July 2, 2023:

	For the 13 Weeks Ended
(in thousands, except for per share data)	June 30, 2024	July 2, 2023
Revenues
Membership revenues	$103,584	$89,193
In-House revenues	128,352	125,480
Other revenues	73,210	74,250
Total revenues	305,146	288,923
Operating expenses
In-House operating expenses	(162,884)	(152,353)
Other operating expenses	(68,400)	(66,226)
General and administrative expenses	(38,726)	(37,243)
Pre-opening expenses	(5,652)	(4,206)
Depreciation and amortization	(25,381)	(25,249)
Share-based compensation	(3,598)	(5,657)
Foreign exchange gain (loss), net	(5,173)	21,584
Other, net	(6,700)	21
Total operating expenses	(316,514)	(269,329)
Operating income (loss)	(11,368)	19,594
Other (expense) income
Interest expense, net	(19,989)	(22,027)
Gain (loss) on sale of property and other, net	109	(92)
Share of income of equity method investments	1,514	1,587
Total other expense, net	(18,366)	(20,532)
Income (loss) before income taxes	(29,734)	(938)
Income tax (expense) benefit	(4,441)	(1,349)
Net income (loss)	(34,175)	(2,287)
Net income (loss) attributable to noncontrolling interests	306	(357)
Net income (loss) attributable to Soho House & Co Inc.	$(33,869)	$(2,644)
Net income (loss) per share attributable to Class A and Class B common stock
Basic and diluted	$(0.17)	$(0.01)
Weighted average shares outstanding
Basic and diluted	196,258	195,662

Condensed unaudited Consolidated Statements of Cash flows for the 26 weeks ended June 30, 2024 and July 2, 2023:

	For the 26 Weeks Ended
(in thousands)	June 30, 2024	July 2, 2023
Cash flows from operating activities
Net income (loss)	$(80,514)	$(18,303)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	$51,125	$49,713
Non-cash share-based compensation	10,808	11,058
Deferred tax expense (benefit)	(2,174)	(836)
(Gain) loss on sale of property and other, net	(174)	(589)
Loss on impairment of intangible assets	4,710	—
Share of (income) loss of equity method investments	(1,891)	(2,458)
Amortization of debt issuance costs	1,390	1,461
Loss on debt extinguishment	—	3,278
PIK interest (settled), net of cash interest	19,568	18,450
Distributions from equity method investees	325	209
Foreign exchange (gain) loss, net	10,654	(34,597)
Changes in assets and liabilities:
Accounts receivable	2,216	(11,849)
Inventories	(3,337)	(5,688)
Operating leases, net	4,760	(2,428)
Other operating assets	(18,377)	(24,770)
Deferred revenue	6,793	11,920
Accounts payable and accrued and other liabilities	39,110	13,710
Net cash provided by operating activities	44,992	8,281
Cash flows from investing activities
Purchase of property and equipment	(46,804)	(33,313)
Proceeds from sale of assets	—	1,362
Purchase of intangible assets	(8,961)	(8,823)
Repayment of capital investment from equity method investee	10,706	—
Net cash used in investing activities	(45,059)	(40,774)
Cash flows from financing activities
Repayment of borrowings	(879)	(117,202)
Payment for debt extinguishment costs	—	(1,686)
Proceeds from borrowings	—	140,000
Payments for debt issuance costs	—	(2,822)
Principal payments on finance leases	(181)	(134)
Principal payments on financing obligation	(153)	—
Distributions to noncontrolling interests	(1,454)	(390)
Purchase of treasury stock	(4,708)	—
Net cash (used in) provided by financing activities	(7,375)	17,766
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(1,780)	2,077
Net (decrease) increase in cash and cash equivalents, and restricted cash	(9,222)	(12,650)
Cash, cash equivalents and restricted cash
Beginning of period	163,607	190,043
End of period	$154,385	$177,393

	For the 26 Weeks Ended
(in thousands)	June 30, 2024	July 2, 2023
Cash, cash equivalents and restricted cash are comprised of:
Cash and cash equivalents	151,195	129,285
Restricted cash	3,190	48,108
Cash, cash equivalents and restricted cash as of June 30, 2024 and July 2, 2023	$154,385	$177,393
Supplemental disclosures:
Cash paid for interest, net of capitalized interest	$17,875	$15,889
Cash paid for income taxes	2,376	1,511
Supplemental disclosures of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	68,315	41,852
Acquisitions of property and equipment under finance leases	179	—
Prepaid capital expenditures	6,338	—
Accrued capital expenditures	8,277	10,814

Condensed Unaudited Consolidated Balance Sheet as of June 30, 2024 and December 31, 2023:

	As of
(in thousands, except for par value and share data)	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$151,195	$161,656
Restricted cash	3,190	1,951
Accounts receivable, net	55,719	58,158
Inventories	63,746	60,768
Prepaid expenses and other current assets	131,762	112,512
Total current assets	405,612	395,045
Property and equipment, net	629,682	627,035
Operating lease assets	1,177,175	1,150,165
Goodwill	203,699	206,285
Other intangible assets, net	119,243	127,240
Equity method investments	12,159	21,695
Deferred tax assets	735	740
Other non-current assets	1,788	9,597
Total non-current assets	2,144,481	2,142,757
Total assets	$2,550,093	$2,537,802
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$86,386	$70,316
Accrued liabilities	96,044	84,815
Current portion of deferred revenue	124,137	117,129
Indirect and employee taxes payable	30,691	38,169
Current portion of debt, net of debt issuance costs	34,178	29,290
Current portion of operating lease liabilities - sites trading less than one year	656	1,721
Current portion of operating lease liabilities - sites trading more than one year	53,104	49,436
Other current liabilities	41,180	33,633
Total current liabilities	466,376	424,509
Debt, net of current portion and debt issuance costs	647,954	635,576
Property mortgage loans, net of debt issuance costs	137,242	137,099
Operating lease liabilities, net of current portion - sites trading less than one year	109,664	68,762
Operating lease liabilities, net of current portion - sites trading more than one year	1,225,158	1,234,140
Finance lease liabilities	77,688	78,481
Financing obligation	76,768	76,624
Deferred revenue, net of current portion	24,721	25,787
Deferred tax liabilities	510	1,510
Other non-current liabilities	9,831	5,941
Total non-current liabilities	2,309,536	2,263,920
Total liabilities	2,775,912	2,688,429

	As of
(in thousands, except for par value and share data)	June 30, 2024	December 31, 2023
Shareholders’ equity
Class A common stock, $0.01 par value, 1,000,000,000 shares authorized, 65,555,465 shares issued and 54,197,300 outstanding as of June 30, 2024 and 64,208,851 shares issued and 53,741,731 outstanding as of December 31, 2023; Class B common stock, $0.01 par value, 500,000,000 shares authorized, 141,500,385 shares issued and outstanding as of June 30, 2024 and December 31, 2023	2,071	2,057
Additional paid-in capital	1,242,735	1,231,941
Accumulated deficit	(1,440,274)	(1,360,365)
Accumulated other comprehensive income	30,518	30,000
Treasury stock, at cost; 11,358,165 shares as of June 30, 2024 and 10,467,120 shares as of December 31, 2023	(66,708)	(62,000)
Total shareholders’ deficit attributable to Soho House & Co Inc.	(231,658)	(158,367)
Noncontrolling interest	5,839	7,740
Total shareholders’ deficit	(225,819)	(150,627)
Total liabilities and shareholders’ equity	$2,550,093	$2,537,802

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022, see House Introduction Credits below.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as Membership revenues plus In-House revenues less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

TOTAL MEMBERS. Total members is defined as Soho House members plus Other members.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works and Soho Friends and are key to our growth strategy and enhancing our Soho House member experience. Prior to August 2022, HOME+ membership, which is now included in Soho Friends, was also included. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

SOHO HOUSE MEMBER RETENTION. Soho House Member Retention is defined as the number of Adult Paying Members (being all Soho House members excluding child members and complimentary members) at the beginning of a period less the number of Adult Paying Members who canceled their membership during that same period (without giving any effect to Adult Paying Members who froze their memberships during such period), as a proportion of total Adult Paying Members at the beginning of such period.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the Non-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from The Ned sites and The LINE and Saguaro hotels.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue which was merged into Soho Friends membership at the beginning of August 2022.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

AVERAGE DAILY RATE. is Average Daily Rate represents the average rental income per paid occupied room.

REVENUE PER AVAILABLE ROOM (RevPAR). The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms to available rooms by the average daily rate realized. Where this is presented on a like-for like basis, RevPAR is adjusted for new or divested sites, for example Houses that were not open in the comparison period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2024, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended December 31, 2023 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at June 30, 2024 of 44 Soho Houses, 9 Soho Works, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com.

Source: Soho House & Co (SHCO)